CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED

Exhibit 10.30.2

EXECUTION VERSION

AMENDMENT NUMBER TWO

to the

Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement

dated as of July 17, 2015

between

BANK OF AMERICA, N.A.

and

LOANDEPOT.COM, LLC

This AMENDMENT NUMBER TWO (this “Amendment”) is made as of the 9th day of February, 2016 (the “Effective Date”), by and between Bank of America, N.A. (“Purchaser”) and loanDepot.com, LLC (“Seller”) to the Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Purchaser and Seller.

WHEREAS, Seller has requested and Purchaser agrees to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the Effective Date, Seller represents to Purchaser that, after giving effect to this Amendment, it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the Effective Date, the Agreement is hereby amended as follows:

(a) Section 10(j) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following (modified text underlined for review purposes):

(j) Seller’s Tangible Net Worth shall not be less than [***] provided, that Seller’s Tangible Net Worth shall increase on April 1, 2016, by the product of (A) [***] and (B) an amount equal to the excess of the Net Income of Seller from the prior fiscal year over Tax Distributions related to such fiscal year (to the extent that such Tax Distributions did not reduce the amount of Net Income of Seller). In making the calculations of Net Income for the purpose set forth in the preceding sentence, “earn out” payments to sellers of assets or stock to Seller in connection with any acquisition or other investment shall be treated as an expense of Seller. The ratio of Seller’s Total Liabilities to Tangible Net Worth shall not at any time be greater than [***]. Seller’s Liquidity shall not at any time be less than [***]. Seller shall at all times report pre-tax Net Income, on a quarterly basis, (minus to the extent not already deducted in calculating net income for the related quarter, an amount equal to distributions described in clause (b) of the definition of Permitted Distributions made by the Seller during the related quarter), in an amount greater than $0; provided, that for the fourth quarter ending on December 31, 2015, Seller shall be permitted to report a net loss, as determined in accordance with GAAP, of up to [***].

SECTION 2. Fees and Expenses. The Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser incurred in connection with this Amendment, in accordance with Section 22(a) of the Agreement.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations. In order to induce Purchaser to execute and deliver this Amendment, Seller hereby represents to Purchaser that as of the date hereof, after giving effect to this Amendment, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default or servicing termination event (as described in Section 6(f) of the Agreement) has occurred and is continuing under the Program Documents.

SECTION 6. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

SECTION 7. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser	LOANDEPOT.COM, LLC, as Seller

By:	By:
Name:	Name:
Title:	Title:

Signature Page to Amendment No. 2 to Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement